Execution Version 1 US-DOCS\135884142.9 PARENT GUARANTY This PARENT GUARANTY (the “Parent Guaranty”), dated as of October 7, 2022, made by Bird Rides, Inc. (the “Parent Guarantor”), is made in favor of MidCap Financial Trust, as Administrative Agent) (the “Administrative Agent”) and the Lenders (the “Lenders” collectively with the Administrative Agent and the other Secured Parties, the “Beneficiaries”) under the Credit Agreement (as defined below). RECITALS 1. Bird US Opco, LLC as Borrower (the “Borrower”), Bird US Holdco, LLC, as Guarantor (the “Holdco Guarantor”), and the Beneficiaries have entered into the Loan and Security Agreement dated as of April 27, 2021 (as amended, supplemented or modified from time to time, including by the Sixth Amendment (as defined below), the “Credit Agreement”), and the Borrower as Lessor and the Parent Guarantor as Lessee and Servicer have entered into the Master Scooter Operating Lease and Servicing Agreement dated as of April 27, 2021 (as amended, supplemented or modified from time to time, the “Scooter Lease”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement or the Scooter Lease, as applicable. 2. In connection with Amendment No. 6 to Loan and Security Agreement, dated as of the date hereof, by and among the Borrower, the Holdco Guarantor, and the Administrative Agent (the “Sixth Amendment”), which amends the Credit Agreement, the Borrower is required to provide the Beneficiaries with a guarantee duly executed by the Parent Guarantor, and this Parent Guaranty is being delivered in satisfaction of such requirement. 3. The Parent Guarantor derives substantial direct and indirect benefits from the modifications to the Credit Agreement implemented by the Sixth Amendment and by the extensions of credit contemplated by the Credit Agreement. GUARANTEE As an inducement to the Beneficiaries to enter into the Sixth Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parent Guarantor agrees as follows: 1. Guarantee. The Parent Guarantor hereby unconditionally guarantees (as primary obligor and not merely as surety) to each Beneficiary and its successors and permitted assigns the punctual and complete payment of all amounts due and payable and performance of all other obligations in respect of the Loans (now or hereafter arising, by acceleration or otherwise) by the Borrower under the Credit Agreement (the “Guaranteed Obligations”) without regard to any defense of any kind which the Parent Guarantor may have or assert, and without abatement, suspension, deferment or diminution of any event or condition whatsoever. 2. Guarantee Absolute and Unconditional. The Parent Guarantor hereby agrees that its obligations shall be absolute, irrevocable and unconditional and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

2 US-DOCS\135884142.9 (a) any failure or delay to enforce the provisions of the Credit Agreement or any of the other Transaction Documents; (b) the perfection, release or extent of any Collateral or any failure to realize on any Collateral; (c) any waiver, modification or consent to departure from, or amendment of the Credit Agreement or any of the other Transaction Documents; (d) the invalidity, illegality or unenforceability of the Credit Agreement or any of the other Transaction Documents or the Guaranteed Obligations; (e) any change in the corporate existence, structure or ownership of the Borrower or the Parent Guarantor; (f) the Parent Guarantor’s rights or obligations as Lessee or Servicer under the Scooter Lease; or (g) any other circumstances (other than payment in full) which may otherwise constitute a legal or equitable discharge of a surety or guarantor. This Parent Guaranty constitutes a guarantee of payment when due and not of collection. The Beneficiaries have no duty or responsibility whatsoever to the Parent Guarantor and make no representation or warranty in respect of the management and maintenance of the Guaranteed Obligations or any collateral therefor. 3. Waiver by Parent Guarantor. The Parent Guarantor agrees that the Beneficiaries may at any time and from time to time, either before or after the maturity thereof, without notice to or further consent of the Parent Guarantor, extend the time of payment of, exchange or surrender any collateral for, or renew any of the Guaranteed Obligations, and may also make any agreement with the Borrower for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, for any modification of the terms thereof or of any agreement between any of the Beneficiaries and the Borrower without in any way impairing or affecting this Parent Guaranty. The Parent Guarantor hereby waives notice of acceptance of this Parent Guaranty, diligence, acceleration, presentment, notice of default or demand of payment to or upon the Borrower or the Parent Guarantor, filing of claims with a court in the event of merger or bankruptcy of the Borrower, any right or requirement to proceed first against the Borrower, any protest or notice with respect to the Credit Agreement or the obligations created or evidenced thereby and all demands whatsoever, any exchange, sale or surrender of, or realization on, any other guarantee or any collateral, and any and all other notices and surety defenses (other than payment in full) whatsoever. The Beneficiaries shall not be obligated to file any claim relating to the Guaranteed Obligations in the event that Borrower becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Beneficiaries to so file shall not affect the Parent Guarantor’s obligations hereunder. 4. Reinstatement in Certain Instances. The Parent Guarantor further agrees that if any payment or delivery of any of the Guaranteed Obligations is subsequently rescinded or is subsequently recovered from or repaid by the recipient thereof, in whole or in part, in any

3 US-DOCS\135884142.9 bankruptcy, reorganization, insolvency or similar proceedings instituted by or against the Borrower, or otherwise, the Parent Guarantor’s obligations hereunder with respect to such Guaranteed Obligation shall be reinstated at such time to the same extent as though the payment or delivery so recovered or repaid had not been originally made. 5. Representations and Warranties. The Parent Guarantor hereby represents and warrants to the Beneficiaries that, as of the date hereof: (a) The Parent Guarantor (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has full power and authority to own its properties and assets and to carry on its business as now being conducted and as presently contemplated, and (iii) has full power and authority to execute, deliver and perform its obligations under this Parent Guaranty. (b) The execution, delivery and performance by the Parent Guarantor of its obligations under this Parent Guaranty will not (i) violate or conflict with (x) any provision of law, order, judgment or decree of any court or other agency or government, (y) any provision of its constitutional documents, or (z) any agreement or other instrument to which the Parent Guarantor is a party or is bound; (ii) result in a breach of, or constitute (with due notice or lapse of time or both) a default under any contractual provision to which it is bound; or (iii) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of the Parent Guarantor pursuant to any indenture, agreement or instrument (other than pursuant to this Parent Guaranty), except in the case of each of the foregoing clauses (i) through (iii) to the extent that any such conflict, breach, default, lien, charge, encumbrance, or violation as applicable, could not reasonably be expected to have a Material Adverse Effect. (c) Except where the failure to obtain or make such consent, approval or authorization could not reasonably be expected to have a Material Adverse Effect, all consents, approvals, or authorizations from any Governmental Authority that are required to be obtained in connection with or as a condition to the execution, delivery or performance of this Parent Guaranty have been obtained or made and are in full force and effect. (d) The Parent Guarantor is Solvent. (e) The Parent Guarantor is in compliance with the covenant in Section 6 hereof. 6. Covenants. The Parent Guarantor shall not create, assume, incur, suffer to exist, or otherwise permit any Liens in respect of any of its Intellectual Property that is material to its business, taken as a whole, in each case other than (i) Permitted Liens, (ii) the interest or title of a licensor or sublicensor under licenses granted to and entered into by Parent Guarantor in the ordinary course of business, (iii) licenses or sublicenses granted to others in the ordinary course of business (including any other agreement under which the Parent Guarantor has granted rights to end users to access and use the Parent Guarantor’s products, technologies, facilities, or services) which do not interfere in any material respect with the business of the Parent

4 US-DOCS\135884142.9 Guarantor, taken as a whole, and (iv) the license given by the Parent Guarantor to the Borrower in Section 9.3 of the Scooter Lease. 7. Subrogation. The Parent Guarantor shall be subrogated to all rights of the Beneficiaries against the Borrower in respect of any amounts paid or deliveries made by the Parent Guarantor pursuant to the provisions of this Parent Guaranty, provided, however, that the Parent Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until payment in full of all of the Guaranteed Obligations. 8. Expenses of Enforcement. The Parent Guarantor further agrees to pay all reasonable and documented out-of-pocket costs and expenses, including reasonable attorneys’ fees, which are incurred by any of the Beneficiaries in any effort to collect or enforce any provision of this Parent Guaranty. 9. Set-Off. Upon the Guaranteed Obligations becoming due and payable (by acceleration or otherwise) under the Credit Agreement or any other applicable Transaction Document, each Beneficiary is hereby authorized to setoff, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by such Beneficiary (including by any branches or agencies of such Beneficiary) to, or for the account of, the Parent Guarantor against amounts owing by the Parent Guarantor hereunder (even if contingent or unmatured); provided that such Beneficiary shall notify the Parent Guarantor promptly following such setoff. 10. Counterclaim/Setoff and Taxes. All payments and deliveries hereunder shall be made by the Parent Guarantor (a) without set-off, counterclaim or deduction; and (b) without deduction for Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of the Parent Guarantor) requires the deduction or withholding of any Tax from any such payment by the Parent Guarantor, then the Parent Guarantor shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and if any such withholding or deduction is in respect of any Indemnified Taxes, then the Parent Guarantor shall pay such additional amount or amounts as is necessary to ensure that the net amount actually received by the Beneficiaries will equal the full amount the Beneficiaries would have received had no such withholding or deduction of Indemnified Taxes been required (including, without limitation, such withholdings and deductions applicable to additional sums payable under this Section 10). After payment of any Tax by the Parent Guarantor to a Governmental Authority pursuant to this Section 10, the Parent Guarantor shall promptly forward to the Beneficiaries the original or a certified copy of an official receipt, a copy of the return reporting such payment, or other documentation reasonably satisfactory to the Beneficiaries evidencing such payment to such authority. 11. Governing Law; Submission to Jurisdiction. THIS PARENT GUARANTY AND, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ALL MATTERS ARISING OUT OF OR RELATING IN ANY WAY TO THIS PARENT GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO

5 US-DOCS\135884142.9 ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF, EXCEPT TO THE EXTENT THAT THE PERFECTION, THE EFFECT OF PERFECTION OR PRIORITY OF THE INTERESTS OF ADMINISTRATIVE AGENT OR ANY LENDER IN THE COLLATERAL IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK). With respect to any suit, action or proceedings relating to this Parent Guaranty (“Proceedings”), the Parent Guarantor irrevocably: (a) submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City and irrevocably agrees to designate any Proceedings brought in the courts of the State of New York as “commercial” on the Request for Judicial Intervention seeking assignment to the Commercial Division of the Supreme Court; and (b) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings that such court does not have any jurisdiction over the Parent Guarantor. Nothing in this Parent Guaranty precludes the Beneficiaries from bringing Proceedings in any other jurisdiction in order to enforce any judgment obtained in any Proceedings referred to in the preceding sentence. 12. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT. 13. Successor and Assigns. This Parent Guaranty shall continue in full force and effect and be binding upon the Parent Guarantor and the successors and permitted assigns of the Parent Guarantor, provided, however, that the Parent Guarantor may not assign or otherwise transfer this Parent Guaranty or any obligations hereunder without the prior written consent of the Beneficiaries and any such assignment or transfer without such consent shall be void. The Beneficiaries may, concurrently with any assignment of their rights and obligations in accordance with the Credit Agreement, assign this Parent Guaranty or any rights or powers hereunder, with any or all of the underlying liabilities or obligations, the payment of which is guaranteed hereunder. 14. Entire Agreement; Amendments and Waivers. This Parent Guaranty supersedes any prior negotiations, discussions, or communications between the Beneficiaries and the Parent Guarantor and constitutes the entire agreement between the Beneficiaries and the Parent Guarantor with respect to the Credit Agreement and this Parent Guaranty. No provision of this Parent Guaranty may be amended, modified or waived without the prior written consent of the Beneficiaries. 15. Notices. All notices or other communications to the Parent Guarantor and the Beneficiaries shall be delivered pursuant to the requirements set forth in Section 14.02 of the Credit Agreement. 16. Subordination. The Administrative Agent (for itself and on behalf of the Beneficiaries) hereby agrees that Parent Guarantor’s obligations under this Parent Guaranty shall

6 US-DOCS\135884142.9 be expressly junior, and subordinated in right of payment, to any indebtedness or guaranties incurred by the Parent Guarantor after the date hereof (each a “Parent Capital Raise”), so long as substantially concurrently with any net cash proceeds actually received by Parent Guarantor from each such Parent Capital Raise, the Borrower prepays in accordance with the Credit Agreement a principal amount of outstanding Loans at least equal $10,000,000. If requested by the Parent Guarantor, the Administrative Agent hereby agrees to enter into a subordination agreement to reflect the subordination in this Section 16. [SIGNATURE PAGE TO FOLLOW.]

[Signature Page to Parent Guaranty] IN WITNESS WHEREOF, the Parent Guarantor has caused this Parent Guaranty to be executed by one of its duly authorized representatives or officers. BIRD RIDES, INC. By: Name: Title:

[Signature Page to Parent Guaranty] Acknowledged and Agreed: MIDCAP FINANCIAL TRUST, as the Administrative Agent By: Apollo Capital Management, L.P., its Investment Manager By: Apollo Capital Management GP, LLC, its General Partner By: Name: Maurice Amsellem Title: Authorized Signatory